UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 5, 2016, Avid Technology, Inc. issued a press release announcing its preliminary bookings estimate for the fiscal year ended December 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

Limitation on Incorporation by Reference. The information furnished in Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Operational Measures. The attached press release includes the operational measures of bookings. Bookings is an operational metric that is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, we expect there to be persuasive evidence of an agreement between us and our customer and that the collectability of the amounts payable under the arrangement is reasonably assured. Because our bookings are based on orders that, under certain circumstances can be cancelled or adjusted, all bookings may not convert into earned revenue. To the extent that a booking does convert into earned revenue, however, all of that revenue may not be recorded in the period that the booking was converted due to revenue recognition accounting principles. Any such revenue to be recognized in a later period would be reported in revenue backlog and/or deferred revenue, thereby providing visibility into future earned revenue.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
99.1*	Press Release dated January 5, 2016
*Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: January 5, 2016	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer